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                                                                   EXHIBIT 10.36

                                 PROMISSORY NOTE

$400,000                                                         August __, 2000

     FOR VALUE RECEIVED, the undersigned, FREDERICK R. FROMM, hereby unconditionally promises to pay to the order of OPLINK COMMUNICATIONS, INC., a California corporation (the "Company" or "Holder"), at such place as Holder hereof may designate, in lawful money of the United States of America and in immediately available funds, the principal sum of $400,000 together with interest accrued from the date hereof on the unpaid principal at the rate of 6.70% per annum, calculated on the basis of a 365-day year for the actual number of days elapsed.

     1.   Principal Repayment.

     The outstanding principal amount and any accrued and unpaid interest hereunder shall be due and payable over a period of four (4) years in two equal installments due on the second and fourth anniversary of the date hereof; provided, however, that in the event that the undersigned's employment is terminated the entire principal balance and all accrued interest shall become immediately due and payable, and immediately collectible by Holder pursuant to applicable law.

     2. Default. If the undersigned fails to pay any of the principal and accrued interest when due, the Company, at its sole option, shall have the right to accelerate this Note, in which event the entire principal balance and all accrued interest shall become immediately due and payable, and immediately collectible by Holder pursuant to applicable law.

     3. Prepayment. This Note may be prepaid at any time without penalty. All money paid toward the satisfaction of this Note shall be applied first to the payment of interest as required hereunder and then to the retirement of the principal.

     4. Full Recourse Note. This note is full recourse, accordingly, Holder shall be entitled to seek personal judgement against the undersigned in the event of a default for the full amount of the principal and accrued interest then outstanding, plus any costs or expenses as provided herein.

     5. Non-Consumer Debt. The undersigned hereby represents and agrees that the amounts due under this Note are not consumer debt, and are not incurred primarily for personal, family or household purposes, but are for business and commercial purposes only.

     6. Waiver. The undersigned hereby waives presentment, protest and notice of protest, demand for payment, notice of dishonor and all other notices or demands in connection with the delivery, acceptance, performance, default or endorsement of this Note.

     7. Expenses; Attorneys' Fees. The Holder hereof shall be entitled to recover, and the undersigned agrees to pay when incurred, all costs and expenses of collection of this Note, including without limitation, reasonable attorneys' fees.


                                       1.

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     8.   Governing Law. This Note shall be governed by, and construed, enforced and interpreted in accordance with, the laws of the State of California, excluding conflict of laws principles that would cause the application of laws of any other jurisdiction.


                                         -------------------------------------
                                         FREDERICK R. FROMM






                                         ACCEPTED AND AGREED TO BY:

                                         OPLINK COMMUNICATIONS, INC.



                                         -------------------------------------
                                         OFFICER'S SIGNATURE



                                         -------------------------------------
                                         NAME OF OFFICER AND TITLE


                                       2.